EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Gene Lab Corp. (Nasdaq: BGLC) and Fidelion Diagnostics Execute Exclusive Southeast Asia License for VitaGuard™ MRD Platform as Part of Strategic Alliance with Tongshu Gene

Kuala Lumpur, Malaysia & Singapore – December 1, 2025 – BioNexus Gene Lab Corp. (“BGLC”) today announced that it has executed an Exclusive Intellectual Property License Agreement for Southeast Asia with Fidelion Diagnostics Pte. Ltd. (“Fidelion”) for the VitaGuard™ minimal residual disease (“MRD”) liquid biopsy platform.

The license is a key condition precedent to the closing of the previously announced Share Subscription and Shareholders’ Agreement among BGLC, Fidelion and Tongshu Gene, under which BGLC will become a strategic shareholder in Fidelion and, in return, Fidelion will hold a minority stake in BGLC.

Exclusive, Perpetual Rights in Southeast Asia

Under the license, Fidelion grants BGLC an exclusive, irrevocable, royalty‑free license to use, develop, manufacture, market, distribute and sell VitaGuard‑based products and services in Southeast Asia (the “Territory”).

The agreement grants BGLC comprehensive rights to manufacture, market, and distribute VitaGuard-based tests across Southeast Asia, as well as the authority to hold local regulatory approvals and sublicense to third-party partners.

As consideration, BGLC will pay Fidelion a US$2 million license fee, in 24 equal monthly instalments and commit to at least US$500,000 of VitaGuard reagent and system purchases in the first 24 months. Once the license fee is fully paid, the agreement becomes fully paid‑up and royalty‑free in the Territory, with no ongoing IP royalties or milestones on VitaGuard‑based sales.

The term is structured as a perpetual, exclusive license in Southeast Asia, designed to “run with” the VitaGuard IP in the Territory even if ownership of the underlying patents changes hands.

Turning a Strategic Framework into an Operating Business

The license agreement sits alongside the Share Subscription and Shareholders’ Agreement signed on November 12, 2025.  Execution of the Southeast Asia license is specifically referenced in that agreement as a condition to completion of the equity transaction.

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Management Commentary

Sam Tan, Chief Executive Officer of BGLC, commented:

“We believe that this is where the strategic story turns into an operating business. With this license, BGLC secures exclusive, perpetual rights to an advanced MRD platform across all of Southeast Asia, as part of the broader equity alliance we’ve already announced with Fidelion and Tongshu. We see VitaGuard™ as a way to drive MRD testing into routine care by reducing cost and simplifying workflow.”

Dr. Yan Linghua, Director of Fidelion Diagnostics and CEO of Tongshu Gene, added:

“Tongshu developed the VitaGuard™ chemistry and software to be robust enough for real hospital labs. Partnering with Fidelion and granting BGLC an exclusive license for Southeast Asia completes a major piece of our tripartite partnership. We believe the combination of the technology, a focused commercialization vehicle in Fidelion, and a Nasdaq‑listed regional operator in BGLC is a powerful way to potentially build value as MRD becomes standard of care worldwide.”

Strong Market Tailwinds in Liquid Biopsy and MRD

The global liquid biopsy market is expected to grow from roughly US$13.3 billion in 2025 to more than US$22.88 billion by 2030, implying a high‑single‑ to low‑double‑digit compound annual growth rate as blood‑based testing expands from late‑stage cancer to screening, treatment selection, and surveillance.

Within that, minimal residual disease testing is one of the fastest‑growing segments. Independent analysts estimate the global MRD market at about US$1.4 billion in 2024, rising to roughly US$2.5 billion by 2029, representing a CAGR of over 12%, as MRD assays move from research and clinical trials into routine oncology practice.

Clinical data has been particularly strong in solid tumors: large prospective trials such as CIRCULATE‑Japan have shown that ctDNA‑based MRD status is a predictor of relapse and survival in colorectal cancer, and MRD‑guided treatment strategies are increasingly being incorporated into major academic studies and guideline discussions.

Commercially, leading MRD providers now process hundreds of thousands of oncology tests per year, with at least one major U.S. player reporting more than 500,000 oncology tests in 2024, underscoring how quickly MRD blood tests are being adopted in advanced markets.

Southeast Asia: Underpenetrated and Growing

Southeast Asia’s cancer burden is large and rising. WHO estimates roughly 2.3–2.4 million new cancer cases and 1.5 million cancer deaths in the broader Southeast Asia region in 2022, with total new cases projected to increase by around 80–85% by 2050 if current trends continue.

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At the same time, the region remains underpenetrated in advanced molecular diagnostics, with limited MRD access outside a small number of top centers. The WHO’s regional cancer strategy emphasizes earlier diagnosis, better follow‑up and quality care, areas where liquid biopsy and MRD testing are increasingly seen as enabling technologies.

BGLC aims to position itself as a first mover in MRD for the region, building a recurring‑revenue platform with a global technology stack, and building out a top-tier lab network in a growing emerging market (South East Asia).

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (Nasdaq: BGLC) is a precision diagnostics company focused on Southeast Asia. BGLC operates laboratories and partnerships across the region and is building a portfolio of advanced molecular and AI‑enabled tests to make next‑generation oncology diagnostics accessible, affordable and actionable.

About VitaGuard™

VitaGuard™ is a liquid biopsy platform based on circulating tumor DNA (ctDNA) for the detection and monitoring of minimal residual disease in oncology. The licensed package includes core patents (including multiplex PCR‑based ctDNA enrichment and target library construction), proprietary protocols and SOPs, and software for MRD analysis and report generation.

About Fidelion Diagnostics

Fidelion Diagnostics Pte. Ltd. is a Singapore‑based company formed to commercialize the VitaGuard™ MRD platform globally (outside the People’s Republic of China), working closely with Wuxi Tongshu Biotechnology Co., Limited (“Tongshu Gene”) as its primary R&D and manufacturing partner.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of BioNexus Gene Lab Corp., nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding: (i) the performance of the Exclusive Intellectual Property License Agreement for Southeast Asia between BioNexus Gene Lab Corp. (“BGLC”) and Fidelion Diagnostics Pte. Ltd. (“Fidelion”) and the Share Subscription and Shareholders’ Agreement among BGLC, Fidelion and Tongshu Gene, and the completion of the related equity transactions; (ii) the ongoing implementation of the Southeast Asia license and related intellectual property arrangements; (iii) expected timelines for regulatory submissions and commercial rollout in Singapore, Malaysia, and other ASEAN markets; (iv) the potential operational, clinical, and economic benefits of the VitaGuard platform, including expanding access to the test; and (v) our expectations regarding manufacturing scale-up, market adoption, partnerships, and execution of our regional strategy.

These forward-looking statements are based on a number of assumptions, including that: (a) the parties  satisfy the remaining corporate, contractual, and regulatory conditions to completion of the equity transactions and implementation of the license on expected timelines; (b) counterparties perform their obligations under the  applicable agreements; (c) regulatory pathways and policies in relevant ASEAN jurisdictions remain conducive to review and clearance of the VitaGuard platform; (d) supply chain, quality, and manufacturing scale-up proceed as planned; and (e) market, reimbursement, and competitive conditions are generally consistent with current expectations.

Actual results could differ materially from those anticipated due to risks and uncertainties, including, among others: (i) failure to timely complete the equity transactions or fully implement the license on the expected terms, or to satisfy remaining conditions precedent; (ii) delays or negative determinations in regulatory submissions or approvals; (iii) challenges in transferring, protecting, or enforcing intellectual property, or in maintaining third-party rights; (iv) manufacturing, quality, or supply-chain constraints; (v) slower-than-expected clinical adoption, pricing, or reimbursement; (vi) dependence on counterparties and third-party service providers; (vii) competition and technological change; (viii) macroeconomic, geopolitical, or public-health developments; (ix) compliance with stock-exchange, securities, and other regulatory requirements; (x) risks related to governance, potential conflicts of interest, and related-person approvals, including with respect to any concurrent service by a Company executive at Fidelion and any inducement or incentive arrangements; (xi) any requirement to obtain shareholder approval under applicable stock-exchange rules; and (xii) other risks described under “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Except as required by law, BioNexus Gene Lab Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor & Media Contacts

BGLC Investor Relations: ir@bionexusgenelab.com | www.bionexusgenelab.com

Fidelion Media: media@fideliondx.com | www.fideliondx.com

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